UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 to CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends Items 1.01, 2.03 and 9.01 of the registrant’s Current Report on Form 8-K, dated December 15, 2010, to read in their entirety as set forth below:

ITEM 1.01.	ENTRY INTO A MATERIAL AGREEMENT

On December 15, 2010, Briggs & Stratton Corporation (the “Company”) and its subsidiary Briggs & Stratton Power Products Group, LLC (the “Guarantor”) entered into an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $225,000,000 aggregate principal amount of the Company’s 6 7/8% Senior Notes due 2020 to be guaranteed by the Guarantor (the “Notes”) in a public offering (the “Offering”). The Offering closed on December 20, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Guarantor, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Notes were issued under an Indenture (the “Base Indenture”), dated as December 20, 2010, among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated December 20, 2010, among the Company, the Guarantor and the Trustee (the “Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”). The Notes are unsecured senior obligations of the Company, and the Notes are unconditionally guaranteed by the Guarantor.

The Supplemental Indenture and the form of Note, which is attached as an exhibit to the Supplemental Indenture, provide, among other things, that the Notes will bear interest at a rate of 6 7/8% per year (payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2011), and will mature on December 15, 2020.

The Company may redeem the Notes prior to maturity at a price equal to the principal amount plus a make whole premium, together with accrued and unpaid interest. In addition, prior to December 15, 2013, the Company may redeem up to 35% of the Notes with the net proceeds of an equity offering at a price of 106.875% of the principal amount plus accrued and unpaid interest. The Company may be required to repurchase the Notes in an event of a change of control of the Company.

The Indenture contains customary events of default. If an event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the Notes due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

The description of the Underwriting Agreement, the Base Indenture and Supplemental Indenture set forth above are qualified by reference to the Underwriting Agreement, Base Indenture and Supplemental Indenture filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

In the ordinary course of their respective businesses, the Underwriters or their affiliates have performed and may in the future perform certain commercial banking, investment banking and advisory services for the Company from time to time for which they have received and may receive in the future customary fees and expenses.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are filed herewith:

1.1	Underwriting Agreement, dated December 15, 2010, among Briggs & Stratton Corporation, Briggs & Stratton Power Products Group, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.*

4.1	Indenture, dated December 20, 2010, among Briggs & Stratton Corporation, Briggs & Stratton Power Products Group, LLC and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated December 20, 2010, among Briggs & Stratton Corporation, Briggs & Stratton Power Products Group, LLC and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of Foley & Lardner LLP, dated December 17, 2010.*

23.1	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).*

99.1	Press Release of Briggs & Stratton Corporation, dated December 15, 2010.*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: December 22, 2010	By:	/s/ David J. Rodgers
David J. Rodgers
Senior Vice President and Chief Financial Officer Duly Authorized Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 15, 2010, among Briggs & Stratton Corporation, Briggs & Stratton Power Products Group, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.*

4.1	Indenture, dated December 20, 2010, among Briggs & Stratton Corporation, Briggs & Stratton Power Products Group, LLC and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated December 20, 2010, among Briggs & Stratton Corporation, Briggs & Stratton Power Products Group, LLC and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of Foley & Lardner LLP, dated December 17, 2010.*

23.1	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).*

99.1	Press Release of Briggs & Stratton Corporation, dated December 15, 2010.*

*	Previously filed.